Exhibit 1(b)

MASTER TRUST

AMENDED AND RESTATED TRUST INSTRUMENT

This Trust Instrument is made as of June 12, 2007 and amended and restated as of February 13, 2008 and July 16, 2009 by the Trustees, to establish a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is Master Trust.

ARTICLE I

DEFINITIONS

Unless otherwise provided or required by the context:

      (a)       “By-laws” means the By-laws of the Trust adopted by the Trustees, as amended from time to time;

      (b)       “Book Capital Account” means, with respect to any Interestholder, the Capital Account maintained for such Interestholder on a daily basis in accordance with Article V of this Trust Instrument;

      (c)       “Class” means a class of Interests in a Series established pursuant to Article IV;

      (d)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

      (e)       “Commission,” “Interested Person,” and “Principal Underwriter” have the meanings provided in the 1940 Act;

      (f)       “Covered Person” means a person so defined in Article X, Section 2;

      (g)       “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;

      (h)       “Interestholder” means a record owner of Interests of the Trust;

      (i)       “Interests” means the transferable units of interest into which the beneficial interest of the Trust is divided from time to time (including whole and fractional Interests), or if more than one Series or Class of interests is authorized by the Trustees, the transferable units of interest into which each Series or Class of interests is divided from time to time;

      (j)       “Majority Interestholder Vote” means “the vote of a majority of the outstanding voting securities” as defined in the 1940 Act of a Class, a Series or the Trust as the case may be;

      (k)       “Net Asset Value” means the net asset value of each Class or Series of the Trust, as appropriate, determined as provided in Article VI, Section 2;

      (l)       “Outstanding Interests” means Interests shown on the books and records of the Trust or its transfer agent as then issued and outstanding, but does not include any Interests that have been repurchased or redeemed by the Trust and are being held in the treasury of the Trust;

      (m)       “Ownership Percentage” means, with respect to any Interestholder on any particular day, the Interestholder’s Interests in the Trust or any Series or Class, determined by calculating, for the Trust or any Series or Class, the ratio of such Interestholder’s Book Capital Account as of the close of business on the preceding day to the aggregate Book Capital Accounts of all Interestholders as of the close of business on such preceding day, such Book Capital Accounts to be determined after giving effect to all contributions, distributions, and allocations through such preceding day;

      (n)       “Registered Investment Company” means a company or other entity (e.g., trust or partnership) registered as a management investment company under the 1940 Act.

      (o)       “Series” means a series of Interests established pursuant to Article IV;

      (p)       “Trust” means Master Trust established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series;

      (q)       “Trustees” means the persons who have signed this Trust Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

      (r)       “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series; and

      (s)       The “1940 Act” means the Investment Company Act of 1940, as amended from time to time.

ARTICLE II

TRUSTEES

       Section 1.    Management of the Trust.    The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. No Interestholder shall have any right to conduct any Trust business solely by reason of being an Interestholder. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

       Section 2.    Initial Trustees; Number and Election of Trustees.    The initial Trustees shall be the persons initially signing this Trust Instrument. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least two (2) Trustees. The Interestholders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.

      Section 3.    Term of Office.    Each Trustee shall hold office for life or until his or her successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; (d) any Trustee may be removed at any meeting of the Interestholders by a vote of at least two-thirds of the Outstanding Interests; and (e) any Trustee shall be subject to retirement as provided in the By-laws.

      Section 4.    Vacancies; Appointment of Trustees.    Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

      Section 5.   Temporary Vacancy or Absence.    Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence, or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his or her powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees to the extent permitted by the 1940 Act.

      Section 6.    Chairman.    The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.

      Section 7.    Action by the Trustees.    The Trustees shall act by majority vote at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

      Section 8.    Ownership of Trust Property.    The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any person as nominee. No Interestholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Interestholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Interests.

      Section 9.    Effect of Trustees Not Serving.    The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

      Section 10.    Trustees, etc. as Interestholders.    Subject to any restrictions in the By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Interests to the same extent as any other Interestholder; the Trustees may issue and sell Interests to and buy Interests from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

ARTICLE III

POWERS OF THE TRUSTEES

      Section 1.    Powers.    The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if they were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted in this Trust Instrument. The Trustees in all instances shall act as principals, free of the control of the Interestholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-laws, operating documents or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

      (a)       To operate as and carry on the business of a Registered Investment Company and to exercise all the powers necessary and proper to conduct such a business;

      (b)       To subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including cash (U.S. currency), foreign currencies and related instruments, and securities (including common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, and futures contracts) issued, guaranteed, or sponsored by any state, territory, or possession of the United States or the District of Columbia or their political subdivisions, agencies, or instrumentalities, or by the U.S. government, any foreign government, or any agency, instrumentality, or political subdivision thereof, or by any international instrumentality, or by any bank, savings institution, corporation, or other business entity organized under the laws of the United States (including a Registered Investment Company or any series thereof, subject to the provisions of the 1940 Act) or under foreign laws, without regard to whether any such securities mature before or after the possible termination of the Trust; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

      (c)       To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Interestholders;

      (d)       To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

      (e)       To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

      (f)       To retain one or more transfer agents and Interestholder servicing agents, or both;

      (g)       To provide for the distribution of Interests either through a Principal Underwriter or Placement Agent as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

      (h)       To set record dates in the manner provided for herein or in the By-laws;

      (i)       To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian, placement agent or underwriter;

      (j)       To sell, exchange or otherwise dispose of any or all of the assets of the Trust, subject to Article XI, Section 4;

      (k)      To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and to execute and deliver powers of attorney delegating such power to other persons;

      (l)       To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property;

      (m)     To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust’s or Trustees’ own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

      (n)     To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Interests representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

      (o)     To incur and pay all expenses that in the Trustees’ opinion are necessary or incidental to carry out any of the purposes of this Trust Instrument; to pay reasonable compensation to themselves as Trustees from the Trust Property or the assets belonging to any appropriate Series or Class; to pay themselves such compensation for special services, including legal and brokerage services, and such reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series or Class, as they in good faith may deem reasonable; and to fix the compensation of all officers and employees of the Trust;

      (p)       To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

      (q)       To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

      (r)       To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

      (s)       To make distributions of income and of capital gains to Interestholders in the manner hereinafter provided for;

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      (t)       To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation;

      (u)       To establish, from time to time, a minimum total investment for Interestholders, and to require the redemption of the Interests of any Interestholders whose investment is less than such minimum;

      (v)       To purchase, and pay for, out of Trust Property or the assets belonging to any appropriate Series, insurance policies insuring the Interestholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim;

      (w)       To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened;

      (x)       To interpret the investment policies, practices, or limitations of any Series;

      (y)       To establish a registered office and have a registered agent in the State of Delaware;

      (z)       To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Interests; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Interests; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or property of the Trust or of the particular Series with respect to which such Interests are issued;

      (aa)      To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers; and

      (bb)      To select such name for the Trust, or any Series or Class, as the Trustees deem proper in their discretion, without Interestholder approval, in which event the Trust may hold its property and conduct its activities under such other name.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the

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Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

      Section 2.    Certain Transactions.    Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE IV

SERIES; CLASSES; INTERESTS

      Section 1.    Establishment of Series or Class.    The Trust shall consist of one or more Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution by the Trustees. The Trustees may designate the relative rights and preferences of the Interests of each Series. The Trustees may divide the Interests of any Series into Classes. In such case each Class of a Series shall represent a proportional beneficial interest in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Series or Class may have exclusive voting rights with respect to matters affecting only that Series or Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Interests and need not issue Interests. The Interests of a Series shall represent a proportional beneficial interest in the net assets belonging to that Series, except to the extent of expenses separately allocated to Classes thereof as permitted herein. Each holder of Interests of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series according to such Interestholder’s Ownership Percentage of such Series on the record date established for such payment, provided that, if Classes of a Series are outstanding, each holder of Interests of a Class shall be entitled to receive his or her pro rata share of all distributions made with respect to such Class of the Series according to such Interestholder’s Ownership Percentage of such Class of the Series. Upon redemption of his or her Interests, such Interestholder shall be paid solely out of the assets and property of such Series.

      Section 2.    Interests.    The beneficial interest in the Trust shall be divided into Interests of one or more separate and distinct Series or Classes established by the Trustees. The number of Interests of the Trust and of each Series and Class is unlimited and each Interest shall have a par value of $0.001 per Interest. All Interests issued hereunder shall be fully paid and nonassessable. Interestholders shall have no preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Interestholder approval: to issue original or additional

Interests and fractional Interests at such times and on such terms and conditions as they deem appropriate; to establish and to change in any manner Interests in any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Interests in a manner materially adverse to the Interestholders of such Interests); to divide or combine the Interests of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Interests of any Series or Classes into one or more Series or Classes of Interests; to abolish any one or more Series or Classes of Interests; to issue Interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Interests as the Trustees may deem desirable.

      Section 3.    Investment in the Trust.    The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article VI, Section 2. Investments in a Series shall be credited to each Interestholder’s Book Capital Account in the form of full and fractional Interests at the Net Asset Value per Interest next determined after the investment is received or accepted in good form as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, or (b) determine the Net Asset Value per Interest of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

      Section 4.    Assets and Liabilities of Series.    All consideration received by the Trust for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as “assets belonging to” that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Interestholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series or Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees’ discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Interestholder or former Interestholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

      Section 5.    Ownership and Transfer of Interests.    The Trust or Transfer Agent shall maintain a register containing the names and addresses of the Interestholders of each Series and Class thereof, the number of Interests of each Series and Class held by such Interestholders in such Interestholders’ Book Capital Accounts, as provided in Article V hereof, and a record of all Interest transfers. The register shall be conclusive as to the identity of Interestholders of record and the number of Interests held by them from time to time. The Trustees shall not be required to, but may authorize the issuance of certificates representing Interests and adopt rules governing their use. The Trustees may make rules governing the transfer of Interests, whether or not represented by certificates.

      Section 6.    Status of Interests; Limitation of Interestholder Liability.    Interests shall be deemed to be personal property giving Interestholders only the rights provided in this Trust Instrument. Every Interestholder, by virtue of having acquired an Interest, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Interestholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Interestholder personally or to demand payment from any Interestholder for anything, other than as agreed by the Interestholder. Interestholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series may contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Interestholder or Trustee.

ARTICLE V

DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES, NET
INCOME AND DISTRIBUTIONS

      Section 1.    Distributions.    The Trustees may declare and pay dividends and other distributions, including dividends on Interests of a particular Series and other distributions from the assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Interests or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Interests of a particular Series shall be distributed pro rata to the Interestholders of that Series according to such Interestholder’s Ownership Percentage of such Series, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Interestholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

      Section 2.    Book Capital Account Balances.    A Book Capital Account shall be maintained for each Interestholder of each Series. The Book Capital Account balances of Interestholders shall be determined on such days and at such time or times as the Trustees may determine, consistent with the requirements of the 1940 Act, with income, gains and losses of each Series thereof determined in accordance with generally accepted accounting principles to be allocated among the Interestholders of each Series in accordance with their Interests. The power and duty to make calculations of the Book Capital Account balances of the Interestholders may be delegated by the Trustees to the investment adviser, administrator, custodian, or such other person as the Trustees may determine. The Trustees may establish sub-accounts within an Interestholder’s Book Capital Account for a particular Series to reflect allocations that need to be made within a particular Class of Interests.

      Section 3.    Allocations and Distributions to Interestholders.    In compliance with the Treasury Regulations promulgated under applicable provisions of the Code, the Trustees shall (i) allocate items of taxable net income, gain and loss with respect to each Interestholder on each business day, provided that, except as may otherwise be specifically provided in the Treasury Regulations, in all cases allocations of specific types of income shall be proportionate to the Interests of the Interestholders in a particular Series thereof, and (ii) upon liquidation of the Interests of an Interestholder, make final distribution of the balance of the Book Capital Account of such Interestholder. The Trustees, or their delegate, shall provide each Interestholder that is a regulated investment company, as defined in Section 851(a) of the Code, information that will enable it to take into account its share of items of taxable net income, gain and loss as they are taken into account by the Trust in order to facilitate compliance with Code Section 4982. Any income tax withholding or other withholding of taxes required by law with respect to the allocable share of income of, or distributions to, an Interestholder shall be accounted for as a distribution to and charged to the Book Capital Account of such Interestholder at the time of payment of such taxes to the applicable taxing authority.

      Section 4.    Power to Modify the Foregoing Procedures.    Notwithstanding any other provision of this Article, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust and of each Series or Class of Interests as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE VI

REDEMPTIONS

      Section 1.    Redemptions.    Each Interestholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his or her Interests at a redemption price per Interest equal to the Net Asset Value per Interest at such time as the Trustees shall have prescribed by resolution, less such charges as are determined by the Trustees and described in the Trust’s Registration Statement for that Series under the 1940 Act or any prospectus or statement of additional information contained therein, as supplemented. In the absence of such resolution, the redemption price per Interest shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust’s Registration Statement for that Series under the 1940 Act or any prospectus or statement of additional information contained therein, as supplemented. An appropriate adjustment for such redemption shall be made to such Interestholder’s Book Capital Account.

The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Interests may be reissued from time to time. The Trustees may require Interestholders to redeem Interests for any reason under terms set by the Trustees, including the failure of an Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interests issued to him or her. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amounts due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

      Section 2.    Determination of Net Asset Value.    The Trustees shall cause the Net Asset Value of Interests of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Interest to one or more Trustees or officers of the Trust or to an investment manager, administrator or investment adviser, custodian, depository or other agent appointed for such purpose. The Net Asset Value of Interests shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

      Section 3.    Suspension of Right of Redemption.    If, as referred to in Section 1 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Interest next determined after the suspension terminates.

ARTICLE VII

INTERESTHOLDERS’ VOTING POWERS AND MEETINGS

      Section 1.    Voting Power.    The Interestholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 3(d); (c) any investment advisory or management contract as provided in Article VIII, Section 1; (d) any termination of the Trust as provided in Article XI, Section 4; (e) the amendment of this Trust Instrument to the extent and as provided in Article XI, Section 8; and (f) such additional matters relating to the Trust as may be required or authorized by law, this Trust Instrument, or the By-laws or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable.

      On any matter submitted to a vote of the Interestholders, all Interests shall be voted by individual Series, except (a) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual Series, and (b) when the Trustees have determined that the matter affects only the Interests of one or more Classes, then the Interestholders of only such Class or Classes shall be entitled to vote thereon. Each whole Interest shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Interest shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy or in any manner provided for in the By-laws. The By-laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Interestholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Interests may be voted only in person or by written proxy. Until Interests of a Series or Class thereof are issued, as to that Series or Class, the Trustees may exercise all rights of Interestholders and may take any action required or permitted to be taken by Interestholders by law, this Trust Instrument or the By-laws.

      Section 2.    Meetings of Interestholders.    The first Interestholders’ meeting of the Trust (but not the first interestholders’ meeting of a Series that is not also the first interestholders’ meeting of the Trust) shall be held to elect Trustees at such time and place as the Trustees designate. Annual meetings shall not be required. Special meetings of the Interestholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Interestholders owning at least ten percent of the Outstanding Interests of such Series or Class, or at least ten percent of the Outstanding Interests of the Trust entitled to vote. Special meetings of Interestholders shall be held, notice of such meetings shall be delivered and waiver of notice shall occur according to the provisions of the Trust’s By-laws. Any action that may be taken at a meeting of Interestholders may be taken without a meeting according to the procedures set forth in the By-laws.

      Section 3.    Quorum; Required Vote.    One-third of the Outstanding Interests of each Series or Class, or one-third of the Outstanding Interests of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at an Interestholders’ meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of an Interestholders’ meeting may be reconvened within a reasonable time without further notice. Except when a Majority Interestholder Vote or other larger vote is required by law, this Trust Instrument or the By-laws, a majority of the Outstanding Interests voted, in person or by proxy, shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Interests voted shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Interests be voted on any matter by an individual Series or Class, then a majority of the Outstanding Interests voted, in person or by proxy, of that Series or Class (or, if required by law, regulation, Commission order, or no-action letter, a Majority Interestholder Vote or other larger vote of that Series or Class) voted, in person or by proxy, on the matter shall decide that matter insofar as that Series or Class is concerned. Interestholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Interests of the Trust or of such Series or Class, as the case may be.

ARTICLE VIII

CONTRACTS WITH SERVICE PROVIDERS

      Section 1.    Investment Adviser.    The Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers or servicing agents.

      Section 2.    Principal Underwriter or Placement Agent.    The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Interests by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Interests of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Interests, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

      Section 3.    Transfer Agency, Interestholder Services, and Administration Agreements.    The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Interestholder service agreements, and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

      Section 4.    Custodian.    The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder or as otherwise permitted by the Commission or its staff. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, and (d) to employ one or more sub-custodians.

      Section 5.    Parties to Contracts with Service Providers.    The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Interestholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-laws.

      Section 6.    Requirements of the 1940 Act.    Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder, if applicable.

ARTICLE IX

EXPENSES OF THE TRUST AND SERIES

      Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Interests; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and reports for Interestholders and delivering them to Interestholders; expenses of meetings of Interestholders and proxy solicitations therefor (unless otherwise agreed to by another party); costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the

Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Interestholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

ARTICLE X

LIMITATION OF LIABILITY AND INDEMNIFICATION

      Section 1.    Limitation of Liability.    All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Any written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Interestholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      Section 2.    Indemnification.    (a) Subject to the exceptions and limitations contained in subsections (b) and (c) below:

           (i)       every person who is, or has been, a Trustee or an officer, employee, investment manager and administrator, director, officer or employee of an investment manager and administrator, investment adviser or agent of the Trust (“Covered Person”) shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof; and

            (ii)       as used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

    (b)    No indemnification shall be provided hereunder to a Covered Person who is, or has been: an investment manager and administrator; director, officer or employee of an investment manager and administrator; an investment adviser or an agent of the Trust and:

            (i)       who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

           (ii)       in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (A) by the court or other body approving the settlement; (B) by the vote of at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

    (c)    No indemnification shall be provided hereunder to a Covered Person who is, or has been, a Trustee or an officer or employee of the Trust, and :

            (i)       who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

            (ii)       in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (A) by the court or other body approving the settlement; (B) by the vote of at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

      (d)       The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel (other than Trustees and officers) and other persons may be entitled to by contract or otherwise under law.

      (e)       To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

      (f)       Any repeal or modification of this Article X by the Interestholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

      Section 3.    Indemnification of Interestholder.    If any Interestholder or former Interestholder of any Series shall be held personally liable solely by reason of his or her being or having been an Interestholder and not because of his or her acts or omissions or for some other reason, the Interestholder or former Interestholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Interestholder, assume the defense of any claim made against such Interestholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

ARTICLE XI

MISCELLANEOUS

      Section 1.    Trust Not a Partnership.    This Trust Instrument creates a trust and not a partnership under the laws of the state of Delaware. However, subject to the approval of the Board of Trustees, the Trust shall be treated as a partnership for tax purposes. No Trustee shall have any power to bind personally either the Trust’s officers or any Interestholder.

      Section 2.    Trustee Action; Expert Advice; No Bond or Surety.    The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

      Section 3.    Record Dates.    The Trustees may fix in advance a date up to ninety (90) days before the date of any Interestholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Interests shall go into effect as a record date for the determination of the Interestholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Interests. Record dates for adjourned meetings of Interestholders shall be set according to the Trust’s By-laws.

      Section 4.    Termination of the Trust.    (a) This Trust shall have perpetual existence. Subject to a Majority Interestholder Vote of the Trust or of each Series to be affected, the Trustees may

            (i)       sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series or to another entity which is a Registered Investment Company, or a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity, or series thereof; or

            (ii)       at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

Upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Interestholders of the Trust or any affected Series then outstanding; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Nothing in this Trust Instrument shall preclude the Trustees from distributing such remaining proceeds or assets so that holders of the Interests of a particular Class of the Trust or any affected Series receive as their ratable distribution shares solely of an analogous class, as determined by the Trustees, of a Registered Investment Company or series thereof.

      (b)       The Trustees may take any of the actions specified in subsection (a) (i) and (ii) above without obtaining a Majority Interestholder Vote of the Trust or any Series if a majority of the Trustees determines that the continuation of the Trust or Series is not in the best interests of the Trust, such Series, or their respective Interestholders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

      (c)       Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

      Section 5.    Reorganization.    Notwithstanding anything else herein, to change the Trust’s form of organization the Trustees may, without Interestholder approval, (a) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act, or (b) cause the Trust to incorporate to the extent permitted by law. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

      Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

      Section 6.    Trust Instrument.    The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Interestholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

      Section 7.    Applicable Law.    This Trust Instrument and the Trust created hereunder are governed by and shall be construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

      Section 8.    Amendments.    The Trustees may, without any Interestholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Interestholders shall have the right to vote on any amendment (a) which would affect the voting rights of Interestholders granted in Article VII, Section 1, (b) to this Section 8, (c) required to be approved by Interestholders by law or by the Trust’s registration statement(s) filed with the Commission, or (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Interestholders which the Trustees determine would affect the Interestholders of any Series shall be authorized by vote of the Interestholders of such Series and no vote shall be required of Interestholders of a Series not affected. Notwithstanding anything else herein, any amendment to Article X which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Interestholders or former Interestholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Interests of the Trust entitled to vote thereon.

      Section 9.    Fiscal Year.    The fiscal year of the Trust shall end on a specified date as set forth in the By-laws or in a resolution adopted by the Trustees. The Trustees may change the fiscal year of the Trust or any Series without Interestholder approval.

      Section 10.    Severability.    The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach to such provision only in such jurisdiction and shall not affect such provision in any other jurisdiction or any other provision of this Trust Instrument.

      IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Trust Instrument as of the date first above written.

/s/ Richard Q. Armstrong

Richard Q. Armstrong

/s/ Alan S. Bernikow

Alan S. Bernikow

/s/ Richard R. Burt

Richard R. Burt

/s/ Meyer Feldberg

Meyer Feldberg

/s/ Bernard H. Garil

Bernard H. Garil

/s/ Heather R. Higgins

Heather R. Higgins

SCHEDULE A

Series of the Trust

Prime Master Fund
Treasury Master Fund
Tax-Free Master Fund

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